EXHIBIT 10.6


March ___, 2006

North American Insurance Leaders, Inc.
885 Third Avenue, 31st Floor
New York, NY  10022

CRT Capital Group LLC
262 Harbor Drive, 3rd Floor
Stamford, CT  06902

Form of Insider's Letter Agreement (Directors and Officers)
-----------------------------------------------------------

Ladies and Gentlemen:

         This letter agreement (the "Letter Agreement") is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and between North American Insurance Leaders, Inc., a Delaware corporation (the "Company"), and CRT Capital Group LLC (the "Underwriter"), relating to an underwritten initial public offering (the "IPO") of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and a warrant, exercisable for one share of Common Stock (each, a "Warrant"). Certain capitalized terms used herein are defined in paragraph 14 hereof.

         In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a director and/or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

         1. Voting for Business Combination. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote all shares of Common Stock, including Insider Shares and IPO Shares, owned by him/her or controlled by him/her in accordance with the majority of the votes cast by the Public Holders.

         2. Voting for Amendment. If the Company solicits approval of its stockholders of an amendment to Article VI of its Second Amended and Restated Certificate of Incorporation, the undersigned will vote all shares of Common Stock, including Insider Shares and IPO Shares, owned by him/her in accordance with the majority of the votes cast by the Public Holders.

         3. Liquidation. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO or 24 months under the circumstances described in the prospectus relating to the IPO (the first to occur of such dates, the "Transaction Failure Date"), the undersigned shall take all reasonable actions within his/her power to (i) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as practicable but in no event later than 60 (sixty) calendar days after the Transaction Failure Date and (ii) cause the


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Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the "Liquidation Date").

         4. Waiver of Claims. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of such distribution, or to any other amounts distributed in connection with a liquidating distribution of the Company with respect to his/her status as a director or his/her Insider Shares ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and shall not seek recourse against the Trust Account for any reason whatsoever; provided that such waiver shall not be construed to prevent the undersigned from seeking reimbursement of his/her out-of-pocket expenses incurred on behalf of the Company from funds, if any, not deposited in the Trust Account. Subject to the proviso in the prior sentence, the undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of such person's Insider Shares.

         5. Indemnification. The undersigned, on a joint and several basis, agrees to indemnify and hold harmless the Company against any and all legal or other expenses (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any such claim) to which the Company may become subject as a result of (i) any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or (ii) any claim by any target business that the Company did not pay or reimburse such target for the fees and expenses of third party providers of services (such as accountants, consultants and attorneys) to the target that the Company agreed in writing with the target to be liable for, in each case in accordance with the terms of such agreement, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company's former stockholders other than the undersigned are not liable for any amount of such loss, liability, claim, damage or expense). These indemnification obligations shall remain in place even if the period within which to consummate a business combination is extended by an amendment to Article VI of the Amended and Restated Certificate of Incorporation.

         6. Corporate Opportunities. The undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity for a Business Combination in accordance with the Corporate Opportunity Conflict of Interest Policy.

         7. Affiliate Transactions. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an independent, nationally recognized investment banking, valuation or appraisal firm that the business combination is fair to the Company's stockholders from a financial perspective.


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         8. No Compensation. Neither the undersigned, any member of the family or designee of the undersigned, nor any affiliate of the undersigned shall be entitled to receive, and shall not accept, any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the effective date of the IPO, Ampton Investments, Inc. (a "Related Party") shall be allowed to receive from the Company an aggregate of $10,000 per month pursuant to the Office Administration Agreement dated as of March ___, 2006, between the Company and Ampton Investments, Inc., to compensate it for the Company's use of Related Party's offices, office equipment, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company, and the Company shall pay the undersigned, for reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

         9. No Finder's Fee. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned shall be entitled to receive, or accept, a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

         10. Escrow of Insider Shares. The undersigned shall escrow his/her Insider
Shares for the three-year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with an escrow agent acceptable to the Company.

         11. Lock-Up of D&O Rights and D&O Warrants.

                  (a) The undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act") with respect to, any D&O Rights or D&O Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of D&O Rights or D&O Warrants, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) (collectively, "Transfer") until the later of (x) one year from the date of this Agreement or (y) the consummation of an initial business combination (as more fully described in the Registration Statement) (collectively, the "Lock-Up Period"), except by will in the event of their death, provided that the transferees receiving such D&O Rights or D&O Warrants will be subject to the same sale restrictions imposed on the undersigned who initially purchased the D&O Rights from the Company. In order to enforce this covenant, the undersigned agrees, if requested by the Underwriter, to deposit the D&O Rights and D&O Warrants in an account to be established at the Underwriter.

                  (b) The undersigned agrees that during the Lock-Up Period the certificates representing such D&O Rights or D&O Warrants, as the case may be, owned by the undersigned shall bear the following legend set forth:

     "THE [D&O RIGHTS] [D&O WARRANTS] REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND SALE


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     PURSUANT TO A LETTER AGREEMENT DATED __________, 2006 (A COPY OF WHICH MAY
     BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES), WHICH RESTRICTS THE TRANSFER OR SALE THEREOF UNTIL THE LATER OF [__________], 2007 OR THE DATE OF A BUSINESS COMBINATION (AS DEFINED IN SUCH AGREEMENT)."

         12. D&O Questionnaires. The undersigned agrees to be [President, Chairman of the Board of Directors, Executive Vice President, Director] until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date. On the effective date of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, the undersigned's biographical information included therein shall be true and accurate in all respects, and shall contain all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's answers to the questionnaires furnished to the Company and the Underwriter and attached hereto as Exhibit A are true and correct to the best of the undersigned's knowledge, information and belief.

         13. Absence of Non-Competition Agreements. The undersigned has full right and power, without violating any agreement by which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and serve in the capacity to which [he/she] has been elected by the stockholders of the Company and the Board of Directors.

         14. Definitions. As used herein, (i) a "Business Combination" shall mean the a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance or insurance services businesses in North America; (ii) "D&O Rights" shall mean the rights convertible into warrants owned by the directors and officers (as more fully described in the Registration Statement); (iii) "D&O Warrants" shall mean the warrants issuable upon conversion of the D&O Rights (as more fully described in the Registration Statement); (iv) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (v) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (vi) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO; (vii) "Public Holders" shall mean the holders of IPO Shares excluding the Insiders; and (viii) "Trust Account" shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and JPMorgan Chase Bank, NA, as trustee.

         15. Governing Law. This Letter Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

         16. Amendments. No term or provision of this Letter Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

         17. Termination. This Letter Agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Liquidation Date; provided that such termination shall


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not relieve the undersigned from liability for any breach of this agreement prior to its termination, and provided further that Section 4 of this Letter Agreement shall survive for one year following a termination pursuant to clause
(ii).

         The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

         This Letter Agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives, assigns and/or designees.

         If any provision of this Letter, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Letter, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                  [Remainder of page intentionally left blank.]


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         This Letter Agreement is rendered to you in connection with the transactions contemplated by the Underwriting Agreement. This Letter Agreement may not be relied upon by you for any other purpose without our prior written consent.




                                             -----------------------------------
                                             Name:
                                             Title:




Accepted and agreed:

NORTH AMERICAN INSURANCE LEADERS, INC.


By:
   ----------------------------
   Name:
   Title:



CRT CAPITAL GROUP LLC


By:
   ----------------------------
   Name:
   Title:





INSIDER'S LETTER (DIRECTORS & OFFICERS)

                                    EXHIBIT A



                   [D&O Questionnaire and NASD Questionnaire]